UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2010

AMICAS, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878
Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 28, 2010,  Merge Healthcare Incorporated (“Merge”) completed its acquisition of AMICAS, Inc. (“AMICAS” or the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 28, 2010 by and among Merge, Project Ready Corp., a wholly-owned direct subsidiary of Merge, and the Company.  Pursuant to the Merger Agreement, Merge acquired all of the outstanding shares of AMICAS for $6.05 per share in cash.  The Merger was completed after Merge’s purchase of 33,995,414 shares pursuant to a tender offer which was completed on April 28, 2010.

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the acquisition described in Item 1.01 above, the trading of the shares of common stock of the Company ceased trading on The Nasdaq Stock Market (“Nasdaq”).  On April 28, 2010, Nasdaq filed with the United States Securities and Exchange Commission a Form 25, Notification Of Removal From Listing And/Or Registration.  Pursuant to the Form 25, the shares of common stock of the Company should be removed from listing on The Nasdaq Stock Market ten (10) days after April 28, 2010.

ITEM 5.01  CHANGES IN CONTROL IN REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the Merger Agreement, all of the executive officers and directors of the Company ceased to be executive officers and directors.   The current executive officers of the Company are:

Justin C. Dearborn                                           President and Chief Executive Officer
Steven M. Oreskovich                                    Chief Financial Officer and Treasurer
Ann G. Mayberry–French                              Corporate Secretary
Julie Ann B. Schumitsch                                Assistant Corporate Secretary

The directors of the Company are Justin C. Dearborn, Steven M. Oreskovich and Ann G. Mayberry–French.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.

Date: May 4, 2010	By:	/s/ Ann G. Mayberry-French
Ann G. Mayberry-French
Secretary